EXHIBIT 10.19


                 GENERAL RELEASE AND SEPARATION AGREEMENT

     This Agreement is made and entered into this 2nd day of December 1994, by and between Charles I. Merrick located at 301 Hanover, Edmond, OK 73034 (hereinafter "Merrick") and Doskocil Companies Incorporated located at 2601 NW Expressway, Oklahoma City, OK 73112, (hereinafter "Company").

     WHEREAS, Merrick's employment with the Company will be terminated effective November 12, 1994;

     NOW THEREFORE, the parties agree as follows:

     1. In exchange for the promises of the Company made in Paragraph 2 below, Merrick agrees to:
          (a) release, discharge and covenant not to sue the Company and its officers, directors, employees, agents, successors and assigns with respect to any and all manner of actions, causes of action, suits, debts, claims, demands, sums of money, compensation, contracts, controversies, agreements, promises, damages, costs and liabilities of any kind or character whatsoever, known or unknown, arising out of or relating in any manner to his employment at the Company, or the termination thereof, including but without limiting the generality of the foregoing, all claims and causes of actions arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Sec. 2000(e) et seq., the Age Discrimination in Employment Act, 29 U.S.C.
Sec. 621 et seq., any other federal, state or local law, statute, ordinance or executive order, and all claims for wages, vacation pay, separation pay, or other benefits (except as provided in Paragraph 3 below);
          (b) keep confidential the existence and terms of this Agreement, except for disclosure to his immediate family members.

     2. In exchange for the promises of Merrick in Paragraph 1 above, the Company agrees to:
          (a) pay Merrick as of December 2, 1994 severance pay in the lump-sum amount of $112,395.00 (less standard payroll deductions for federal, social security and state taxes);
          (b) pay Merrick compensation for his unpaid vacation in the amount of $9,331.20 on November 14, 1994;
          (c) pay Merrick his current salary through November 12, 1994 and medical insurance benefits through November 30, 1994; and
          (d) offer Merrick, effective December 1, 1994, the option of continuing and converting existing medical insurance coverage, which ends effective November 30, 1994, in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").
          (e) in lieu of outplacement counseling services through a professional outplacement firm, pay Merrick a lump sum payment in the amount of $10,000;
          (f) provide Merrick with the remaining 3,334 shares of stock due him under his Agreement with Doskocil, representing Restricted Shares not yet issued;

     3. Merrick retains any and all rights accrued in his behalf as a result of his participation in the Doskocil Companies Retirement and Profit Sharing Plan (401(k)) under the terms and conditions set forth in said plan as of the date of termination of his employment.

     4. The parties agree and understand that the release of claims agreed to herein by Merrick is not intended to, and will not, affect the enforceability of this Agreement in any subsequent proceeding for breach of this General Release and Separation Agreement, and is otherwise not intended to, and will not affect the enforceability of the Company's promises contained in Paragraph 2 above.

     5. The parties further agree that after Merrick signs this Agreement, he has seven (7) calendar days to revoke it. If he desires to revoke it, a written revocation must be delivered to the Director of Human Resources at the Company, within seven
(7) calendar days of signing this Agreement.

     6. The parties further agree and acknowledge that they have read this General Release and Separation Agreement and agree that this document constitutes the full, complete and entire Agreement between the parties and supersedes all proposals, oral or written, and all prior memoranda, policies, practices, and all prior negotiations, conversations or discussions between the parties relating to the subject matter of this Agreement.

     MERRICK ACKNOWLEDGES THAT HE HAS READ AND FULLY
UNDERSTANDS THE FORGOING PROVISIONS OF THIS GENERAL RELEASE AND
SEPARATION AGREEMENT, MAY HAVE AT LEAST TWENTY-ONE (21) DAYS TO
EVALUATE THE TERMS OF THIS AGREEMENT, HAS BEEN ADVISED TO CONSULT
WITH COUNSEL BEFORE SIGNING THIS AGREEMENT, AND FREELY AND
WITHOUT RESERVATIONS ENTERS INTO THIS AGREEMENT.

     IN WITNESS WHEREOF, Merrick has caused his name to be hereunto subscribed this 2nd day of December 1994.

     IN WITNESS WHEREOF, the Company has also caused its corporate name to be hereunto subscribed this 2nd day of December
1994.



                                        DOSKOCIL COMPANIES
                                        INCORPORATED


(Charles I. Merrick)           by: (W. L. Brady)
  Charles I. Merrick           Its  Vice President and Controller


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